SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2007

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Subordinated Credit Facility Provided by BoS (USA) Inc.

On September 5, 2007, FirstCity Financial Corporation (“FirstCity”) and BoS (USA), Inc., an affiliate of Bank of Scotland, entered into a Subordinated Delayed Draw Credit Agreement (the “Subordinated Credit Agreement”) which provides a $25,000,000 loan facility to FirstCity.  The Subordinated Credit Agreement is to be effective as of October 2, 2007, provided that certain conditions are satisfied by FirstCity, including delivery of guaranties of certain wholly-owned affiliates, security agreements providing security interests in the assets of FirstCity and certain of its directly and indirectly wholly-owned affiliates and other documents required under the terms of the Subordinated Credit Agreement.  BoS (USA), Inc. is not required to make any loans under the Subordinated Credit Agreement until the conditions precedent set forth in the Subordinated Credit Agreement are satisfied.

The $25,000,000 loan facility will be used to finance equity investments in new ventures approved by BoS (USA) Inc. to be funded under the facility, the senior debt and equity portion of portfolio and asset purchases, to provide for the issuance of letters of credit and for working capital loans.  The $25,000,000 loan facility (i) allows loans to be made in the maximum aggregate amount of $25,000,000 during the term of the loan facility; (ii) has a maturity date of November 12, 2010; (iii) provides for interest rates, at FirstCity’s election, of London Interbank Offered Rate plus 5.0%, Bank of Scotland base or prime rate plus 3.0%, or a fixed rate for a period agreed to by FirstCity and BoS (USA) Inc., as agent; (iv) allows loans to be made based upon a borrowing base of (a) 80% of the net present equity value of certain affiliates of FirstCity engaged in the asset and portfolio investment business, and (b) 90% of the equity investment of FirstCity and its subsidiaries in certain new ventures; (v) limits the maximum value for assets that can be included in the borrowing base from the acquisition of portfolio assets in certain countries as follows (a) Mexico up to $40,000,000, (b) Brazil up to $10,000,000, (c) Chile up to $25,000,000 and (d) Argentina and Uruguay up to $6,000,000; (vi) provides for inclusion in the borrowing base of loans made to the FirstCity Denver Investment Corp. to be advanced to FC Crestone 07 Corp. for the purpose of investing in distressed debt, special loan originations, leveraged buyouts and other special opportunities and revised other terms and provisions of the facility to allow acquisition loans under the facility to be loaned to FC Crestone 07 Corp. for those purposes; (vii) provides for inclusion in the borrowing base of certain loans made by FirstCity subsidiaries to non-affiliated entities that are secured by real estate; (viii) includes financial covenants that the ratio of earnings before interest, taxes depreciation and amortization to interest coverage will be not less than 1.50 to 1.00 for each twelve month period, that the ratio of indebtedness to tangible net worth should be equal to or less than 3.5 to 1.00 for the last day of each fiscal quarter, and that the ratio of cumulative current recovered and projected collections to cumulative original projected collections should not be less than 0.90 to 1.00 for each fiscal quarter; (ix) provides for a quarterly commitment fee of 0.25% of the average daily unused balance of the subordinated debt facility for each quarter; and (ix) provides for an upfront fee of $250,000.00.  The obligations of FirstCity under the Subordinated Credit Agreement are to be guaranteed by substantially all of the wholly-owned subsidiaries of FirstCity and are to be secured by security interests in substantially all of the assets of FirstCity and its wholly-owned subsidiaries.  The Subordinated Credit Agreement has other covenants and contains representations and warranties by FirstCity that are customary for a facility of this type.  The Subordinated Credit Agreement provides that any failure to make a payment or acceleration of debt under the revolving credit facility entered into between FirstCity and Bank of Scotland on November 12, 2004, is a default under the Subordinated Credit Agreement and provides for other events of default and other provisions that are customary for a facility of this type.  The foregoing description of the Subordinated Credit Agreement is qualified in its entirety by reference to the full text of the Subordinated Credit Agreement attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Amendment to FirstCity Revolving Credit Agreement.

By letter agreement dated September 5, 2007, FirstCity Financial Corporation (“FirstCity”) and Bank of Scotland, as agent for the lenders and as lender, agreed to amend Section 9.19 of the Revolving Credit Agreement dated November 12, 2004, to extend the time period to execute and deliver documents evidencing and effecting a closing of the subordinate debt facility between FirstCity and BoS (USA) Inc. from September 5, 2007 to October 2, 2007.  The foregoing description of the letter agreement dated September 5, 2007, is qualified in its entirety by reference to the full text of the letter agreement dated September 5, 2007, attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

Nature of Material Relationship with Bank of Scotland.

FirstCity has had a significant relationship with Bank of Scotland and The Governor and The Company of the Bank of Scotland (“BoS-UK”) and their subsidiaries since September 1997. FirstCity and its wholly-owned subsidiaries have entered into loan agreements with Bank of Scotland, BoS (USA) Inc. and BoS-UK from time to time since 1997.

Since December 2002, the Bank of Scotland has provided to FirstCity and its subsidiaries a loan facility under the Revolving Credit Agreement consisting of (i) a revolving acquisition loan facility providing for a maximum principal balance of loans outstanding at any time of $45,000,000, and (ii) a revolving loan facility in the maximum principal amount of $5,000,000 for corporate purposes. This facility is secured by all of the assets of FirstCity and certain of its wholly-owned subsidiaries. The outstanding balances under this facility were converted to loans under the revolving credit agreement between FirstCity and the Bank of Scotland dated November 12, 2004, which amended and restated the revolving loan facility and increased the loan facility to a maximum loan amount of $96,000,000.  This revolving facility was most recently amended on August 22, 2007, to increase the maximum available commitment under the revolving credit facility from $175,000,000 to $225,000,000

On August 26, 2005, FH Partners LLC, an indirect wholly-owned affiliate of FirstCity, and Bank of Scotland entered into a Revolving Credit Agreement (the “FHP Revolving Credit Agreement”) which provided a $50,000,000 revolving loan facility to be used to finance portfolio and asset purchases made by FH Partners LLC.  The FHP Revolving Credit Agreement was amended on August 22, 2007, to increase the maximum loan amount under the revolving loan facility to $100,000,000.  The FHP Revolving Credit Agreement is secured by all of the assets of FH Partners LLC. The obligations of FH Partners LLC under the FHP Revolving Credit Agreement are guaranteed by FirstCity and the primary wholly-owned subsidiaries of FirstCity.

In December 2002, in connection with an exchange offer to the holders of FirstCity’s New Preferred Stock, BoS-UK provided a non-recourse loan in the amount of $16,000,000 to FirstCity, which was used to pay the cash portion of the exchange offer to the holders of the New Preferred Stock, to pay expenses of the exchange offer and recapitalization, and to reduce FirstCity’s debt to Bank of Scotland and BoS (USA) Inc. (the “Senior Lenders”).  The $16,000,000 loan was secured by a 20% interest in Drive Financial Services LP (“Drive”) (64.51% of FirstCity’s remaining 31% interest in Drive) and other assets of FirstCity Consumer Corporation (“Consumer Corp.”) as were necessary and only to the extent to allow BoS-UK to realize the security interest in the 20% interest in Drive. In connection with the $16,000,000 loan, FirstCity agreed to pay a contingent fee to BoS-UK equal to 20% of all amounts received by FirstCity and Consumer Corp. upon any sale of the 20% interest in Drive or any receipt of distributions from Drive related to the 20% ownership interest, once such payments exceeded $16,000,000 in the aggregate.  The outstanding principal and accrued interest of $16,003,947 under the $16,000,000 loan was paid in full on November 1, 2004, in connection with the sale of the 31% beneficial interest in Drive.

On November 1, 2004, FirstCity and certain of its subsidiaries completed the sale of a 31% beneficial ownership interest in Drive and its general partner, Drive GP LLC, to IFA Drive GP Holdings LLC (“IFA-GP”), IFA Drive LP Holdings LLC (“IFA-LP”) and Drive Management LP (“MG-LP”) for a total purchase price of $108,478,300 in cash, which resulted in distributions and payments to FirstCity and Consumer

Corp. in the aggregate amount of $86,800,000 in cash, from various sources. As is noted above, the proceeds of the sale were used in part to pay indebtedness owed to the Senior Lenders and BoS-UK.

BoS (USA) Inc. has a warrant to purchase 425,000 shares of FirstCity’s voting Common Stock at $2.3125 per share, which is subject to adjustment in the number of shares in the event of certain changes in the Common Stock, grants of options or issuance of convertible securities by FirstCity or certain corporate changes or reorganizations.  The warrant will expire on August 31, 2010, if it is not exercised prior to that date.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation of the Registrant.

Subordinated Credit Facility Provided by BoS (USA) Inc.

On September 5, 2007, FirstCity and BoS (USA), Inc. entered into the Subordinated Credit Agreement, which provides a $25,000,000 loan facility to FirstCity.  The information provided under Item 1.01 of this report related to the Subordinated Credit Agreement is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits.

10.1 Subordinated Delayed Draw Credit Agreement, dated as of September 5, 2007, among FirstCity Financial Corporation, as borrower, and the lenders named therein, as lenders, and BoS (USA) Inc., as agent.

10.2 Letter agreement between FirstCity and Bank of Scotland extending time period for closing of subordinate credit facility to be provided by BoS (USA) Inc. to October 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: September 10, 2007	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1 Subordinated Delayed Draw Credit Agreement, dated as of September 5, 2007, among FirstCity Financial Corporation, as borrower, and the lenders named therein, as lenders, and BoS (USA) Inc., as agent.

10.2 Letter agreement between FirstCity and Bank of Scotland extending time period for closing of subordinate credit facility to be provided by BoS (USA) Inc. to October 2, 2007.